As filed with the Securities and Exchange Commission on November 6, 2002

Registration No.  333-56215

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE TALBOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1111318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Talbots Drive
Hingham, Massachusetts 02043
(Address, including zip code of registrant’s principal executive offices)

THE TALBOTS, INC. AMENDED AND RESTATED 1993 EXECUTIVE STOCK BASED INCENTIVE PLAN
(Full title of the Plan)

Richard T. O’Connell, Jr.
Senior Vice President, Legal and Real Estate, and Secretary
The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
(914) 934-8877
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

With a Copy to:
Warren J. Casey, Esq.
Pitney, Hardin, Kipp & Szuch LLP
P.O. Box 1945
Morristown, New Jersey 07962
(973) 966-6300

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering	Amount of
to be Registered	Registered	per Share	Price	Registration Fee

N/A*	N/A*	N/A*	N/A*	N/A*
* This Amendment is filed to correct an error in the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 5, 1998 (File No. 333-56215).

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been filed by The Talbots, Inc. in order to correct an error in such Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 5, 1998 (File No. 333-56215). The above original filing was accepted for filing by the Commission as a new Registration Statement and assigned a new file number (File No. 33-86040). However, such filing was incorrectly titled “Post-Effective Amendment No. 1 to Form S-8” and, instead, should have been titled “Registration Statement on Form S-8.”

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	Plan Information.

Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 5, 1998.

ITEM 2.	Registrant Information and Employee Plan Annual Information.

Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 5, 1998.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 5, 1998 and the Registrant’s Annual Report on Form 10-K filed with the Commission on April 22, 2002.

ITEM 4.	Description of Securities.

Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 5, 1998.

ITEM 5.	Interests of Named Experts and Counsel.

Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 5, 1998.

ITEM 6.	Indemnification of Directors and Officers.

Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 5, 1998.

ITEM 7.	Exemption from Registration Claimed.

Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 5, 1998.

ITEM 8.	Exhibits.

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)

ITEM 9.	Undertakings.

Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 5, 1998.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hingham, State of Massachusetts, on October 31, 2002.

THE TALBOTS, INC. By: EDWARD L. LARSEN —————————————— Name: Edward L. Larsen Title: Senior Vice President, Finance, Chief Financial Officer and Treasurer

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INDEX TO EXHIBITS

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)